EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Portfolios
File Number: 811-08631
Registrant CIK Number: 0001054424

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series1-
Class A $0, Class B $0, Class C $0, Class I $0.

73A1/73A2-Series 1
Class A $0.00, Class B $0.00, Class C $0.00, Class I $0.00.

74U1/74U2- Series 1
Class A 4598, Class B 1564, Class C 2425, Class I 9

74V1/74V2- Series 1
Class A $11.57, Class B $11.46, Class C $11.40, Class I $11.51